January 24, 1997



ProtoSource Corporation
2300 Tulare Street, Suite 210
Fresno, CA 93721

                     Re: Registration Statement on Form SB-2

Ladies and Gentlemen:

     We are counsel for ProtoSource Corporation, a California corporation (the "Company") in connection with its proposed public offering under the Securities Act of 1933, as amended, of 6,400,000 shares of Common Stock ("Common Stock"), 4,400,000 common stock purchase warrants ("Warrants") and 4,400,000 shares of Common Stock underlying the Warrants through a Registration Statement on Form SB-2 ("Registration Statement") as to which this opinion is a part, to be filed with the Securities and Exchange Commission (the "Commission").

     In connection with rendering our opinion as set forth below, we have reviewed and examined originals or copies identified to our satisfaction of the following:

     (1) Articles of Incorporation, and amendments thereto, of the Company as filed with the Secretary of State of the State of California.

     (2) Corporate minutes containing the written deliberations and resolutions of the Board of Directors and shareholders of the Company.

     (3) The Registration Statement and the Preliminary Prospectus contained within the Registration Statement.

     (4)  The other exhibits to the Registration Statement.

     We have examined such other documents and records, instruments and certificates of public officials, officers and representatives of the Company, and have made such other investigations as we have deemed necessary or appropriate under the circumstances.

ProtoSource Corporation
January 24, 1997
Page 2

     Based on the foregoing and in reliance thereon, it is our opinion that the Common Stock, Warrants and Common Stock issuable upon exercise of the Warrants offered under the Registration Statement will, upon the purchase, receipt of full payment, issuance and delivery in accordance with the terms of the offering described in the Registration Statement, be duly and validly authorized, legally issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus constituting a part thereof.



                                       Very truly yours,


                                       By:  /S/  GARY A. AGRON
                                           ------------------------------------
                                           Gary A. Agron


GAA/mdi